For immediate release                             For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4055
                                                      Email: investor@xanser.com


                    XANSER CORPORATION ANNOUNCES 2004 RESULTS


DALLAS, TEXAS (March 10, 2005) - Xanser Corporation (NYSE: XNR) today reported results for the year ended December 31, 2004. Revenues for the year were $145.7 million, compared with $135.7 million for 2003. The Company reported net income of $2.4 million, compared with a 2003 loss of $(13.1) million. Earnings per share for the year were $0.07, compared with a loss of $(0.41) for 2003.

"Xanser made real progress in 2004. Both our businesses made substantive improvement, allowing us to deliver measurable results and profits," said John
R. Barnes, chairman, president and CEO of Xanser Corporation. "We will continue to move ahead on our goals in the coming year. Due to the seasonality in our business, the first quarter is traditionally light for technical services, and the way we recognize revenue in our healthcare business can cause swings in operating results from one quarter to the next, depending on when the contract is signed and the work is completed. As a result, we will have some quarters with significant profits and some with lower profits or even small losses."

Mr. Barnes continued. "It is our plan and our commitment to build Xanser into a company of significant size and meaningful profits. At the end of 2003, we set a goal of doubling Xanser's revenues and generating operating margins in excess of 10% over the next five years. We made substantial progress in 2004, and we expect to continue to move ahead in the coming year."


BUSINESS SEGMENT REVIEW

Information Technology Services - Xtria

Revenues in the Company's information technology services business, Xtria, were $27.3 million for the year ended December 31, 2004, compared with $34.7 million in 2003, which included $13.6 million in revenues related to businesses that were closed in the fourth quarter of 2003. Xtria's operating income was $342,000 for 2004, compared with a 2003 loss of $(6.5) million.

"Xtria made great strides in 2004. We have very strong, capable and seasoned leadership in each of our business groups in healthcare, government and risk management, backed by experienced employees who are experts in systems design and deployment as well as solutions sales and marketing," said Mr. Barnes. "We have significant opportunities for growth, and we expect continued progress in Xtria's performance for 2005."

Xtria is an information technology services provider for the healthcare, financial and insurance, and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems (PACS). In the financial and insurance market, Xtria provides risk management information systems (RMIS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare, risk management, and government markets. Its website is www.xtria.com.

Technical Services - Furmanite

Revenues in the Company's technical services business, Furmanite, increased to $118.4 million for 2004, compared with $101.0 million for 2003. Furmanite's operating income increased to $7.9 million for 2004, compared with $6.3 million for the previous year.

"Furmanite's performance for 2004 continued to demonstrate our ability to execute a strategic business model that is designed to expand our market, grow our core services, add to our service offerings and increase our value to customers," said Jeff Chick, president of Furmanite. "We see this in our results, with top line and bottom line improvement for the year. We see it as well in our 25% growth in leak sealing services worldwide and in the multi-year, multi-service contracts we signed with customers in 2004. As we introduce new offerings of value-added services that respond directly to our customers' needs and open new avenues of opportunity for us, we are confident that we will have a strong 2005."

Furmanite's business is the protection and management of its customers' critical assets, and the company's technical and technological capabilities help to assure that customers' critical assets are on line and performing for maximum profit. 2004 marked 75 years of Furmanite serving industry worldwide. Today, Furmanite is recognized as `the' worldwide expert in the field of on-site and on-line plant and pipeline maintenance. Furmanite's single mission and business goal is to maximize asset uptime for customers. Specifically, everything Furmanite does directly relates to keeping an asset on-line, productive and profitable; be it a pipeline, a plant, or personnel. Furmanite ensures asset productivity and profitability for a variety of industries -- chemical and petrochemical, oil and gas, power generation, pulp and paper, pharmaceutical, and national defense. This commitment to excellence, coupled with Furmanite's broad array of services and proprietary technology, is a critical component to the operation and financial success of some of the world's largest process manufacturers and energy producers and suppliers including Shell, ExxonMobil, Sun Oil, Dominion, Exelon, Cinergy, Entergy and Reliant. Furmanite has more than 40 offices on five continents. Its website is www.furmanite.com


ABOUT XANSER CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Headquartered in Dallas, Texas, Xanser's operations consist of an information technology services company, Xtria, and an international technical services firm, Furmanite. Xtria is an information technology services provider for the healthcare, financial and insurance, and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems (PACS). In the financial and insurance market, Xtria provides risk management information systems (RMIS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare, risk management, and government markets. Furmanite, one of the world's largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite's diverse, global customer base includes offshore and land-based drilling operations, pipelines, refineries and power generation facilities, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 40 offices on five continents. For more information, visit www.xanser.com.



Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                               XANSER CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                             Three Months             Twelve Months
                                                          Ended December 31,        Ended December 31,
                                                       ----------------------    ----------------------
                                                          2004         2003         2004         2003
                                                       ---------    ---------    ---------    ---------
Revenues:
        Services                                       $  37,156    $  31,266    $ 138,697    $ 120,790
        Products                                           4,947        1,255        6,990       14,930
                                                       ---------    ---------    ---------    ---------
                        Total revenues                    42,103       32,521      145,687      135,720
                                                       ---------    ---------    ---------    ---------
Costs and expenses:
        Operating costs                                   34,850       32,501      129,058      116,503
        Cost of products sold                              3,637        1,114        4,856       13,538
        Depreciation and amortization                        940        2,742        3,552        5,860
        General and administrative                           985          684        3,262        3,186
                                                       ---------    ---------    ---------    ---------
                        Total costs and expenses          40,412       37,041      140,728      139,087
                                                       ---------    ---------    ---------    ---------
Operating income (loss)                                    1,691       (4,520)       4,959       (3,367)

Interest and other income, net                                77           72          174          260

Interest expense                                            (246)        (260)        (989)      (1,273)
                                                       ---------    ---------    ---------    ---------
Income (loss) before income taxes                          1,522       (4,708)       4,144       (4,380)

Income tax expense                                          (310)      (9,327)      (1,748)      (8,725)
                                                       ---------    ---------    ---------    ---------
Net income (loss)                                      $   1,212    $ (14,035)   $   2,396    $ (13,105)
                                                       =========    =========    =========    =========

Earnings (loss) per common share - Basic and Diluted   $    0.04    $   (0.44)   $    0.07    $   (0.41)
                                                       =========    =========    =========    =========

                               XANSER CORPORATION
                            SUPPLEMENTAL INFORMATION
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                              Three Months             Twelve Months
                                                          Ended December 31,        Ended December 31,
                                                       ----------------------    ----------------------
                                                          2004         2003         2004         2003
                                                       ---------    ---------    ---------    ---------
Net income (loss)                                      $   1,212    $ (14,035)   $   2,396    $ (13,105)
Less federal and state income taxes                         --          9,725         --          7,632
                                                       ---------    ---------    ---------    ---------
Income (loss) before federal and state income taxes    $   1,212    $  (4,310)   $   2,396    $  (5,473)
                                                       =========    =========    =========    =========
Diluted earnings (loss) per share before federal
       and state income taxes                          $    0.04    $   (0.13)   $    0.07    $   (0.17)
                                                       =========    =========    =========    =========
Weighted average diluted shares outstanding               33,404       33,055       33,208       32,899
                                                       =========    =========    =========    =========
Revenues:
        Technical services                             $  31,894    $  27,136    $ 118,415    $ 101,018
        Information technology services                   10,209        5,385*      27,272       34,702*
                                                       ---------    ---------    ---------    ---------
                                                       $  42,103    $  32,521    $ 145,687    $ 135,720
                                                       =========    =========    =========    =========
Operating income (loss):
        Technical services                             $   2,040    $   1,204    $   7,879    $   6,337
        Information technology services                      636       (5,040)         342       (6,518)
        General and administrative expenses                 (985)        (684)      (3,262)      (3,186)
                                                       ---------    ---------    ---------    ---------
                                                       $   1,691    $  (4,520)   $   4,959    $  (3,367)
                                                       =========    =========    =========    =========

* Includes $1.3 million and $13.6 million in revenues for the three and twelve months ended December 31, 2003, respectively, related to businesses that were closed in the fourth quarter of 2003.